Sub-Item 77Q1(e)
      Copies of New or Amended Registrant Investment Advisory Agreements

A copy of the form of Investment Advisory Agreement between Registrant and Monarch Investment Advisors, LLC with respect to Daily Assets Government Fund, Exhibit (d)(2) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 43 on December 29, 2005, accession number 0001275125-05-000640.